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                                                                    EXHIBIT 23



                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-11249) pertaining to the First USA Paymentech, Inc. Retirement Savings Plan, the Registration Statement (Form S-8 No. 333-06979) pertaining to the First USA, Inc. Deferred Compensation Plan, the Registration Statement (Form S-8 No. 333-02786) pertaining to the First USA Paymentech, Inc. Amended and Restated 1996 Stock Option Plan and the First USA Paymentech, Inc. Amended and Restated 1996 Restricted Stock Plan, the Registration Statement (Form S-8 No. 333-17645) pertaining to the Employee Stock Purchase Plan of First USA Paymentech, Inc., the Registration Statement (Form S-4 No. 333-24859) and related Prospectus of First USA Paymentech, Inc. for the registration of 4,000,000 shares of its common stock, and the Registration Statement (Form S-3 No. 333-32697) and related Prospectus of First USA Paymentech, Inc. for the registration of 360,000 shares of its common stock of our report dated September 23, 1997, with respect to the consolidated financial statements of First USA Paymentech, Inc. included in the Annual Report (Form 10K) for the year ended June 30, 1997.




                                        /s/ ERNST & YOUNG LLP

Dallas, Texas
September 23, 1997